                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                              /X/

Filed by a Party other than the Registrant           / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            CROWN ENERGY CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                     (SAME)
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:  n/a

      2) Aggregate number of securities to which transaction applies: n/a

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 n/a

      4) Proposed maximum aggregate value of transaction:  n/a

      5) Total fee paid:  n/a
                        ----------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ /   Fee paid previously with preliminary materials.

/ /   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                            CROWN ENERGY CORPORATION
                           215 SOUTH STATE, SUITE 650
                           SALT LAKE CITY, UTAH 84111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 21, 2000

TO THE SHAREHOLDERS OF CROWN ENERGY CORPORATION:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Crown Energy Corporation, a Utah corporation (the "Company"). The Annual Meeting will be held at the following date, time and location:

     DATE:     Wednesday, June 21, 2000

     TIME:     2:00 p.m., Mountain Standard Time

     LOCATION: Paris A Room, 2nd Floor, Hotel Monaco
               15 West 200 South, Salt Lake City, Utah 84101

     At the Annual Meeting, you will be asked to vote:

     1. To elect three (3) persons to serve on the Board of Directors;

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2000 fiscal year.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on May 17, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE IMMEDIATELY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF A MAJORITY OF OUTSTANDING SHARES ARE NOT PRESENT AT THE ANNUAL MEETING, EITHER IN PERSON OR BY PROXY, THE ANNUAL MEETING MUST BE ADJOURNED WITHOUT CONDUCTING BUSINESS. RETURNING THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE. YOUR PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

Date:  On or about May 22, 2000          By Order of the Board of Directors


                                         /s/ Richard S. Rawdin
                                         --------------------------------------
                                         Corporate Secretary

                            CROWN ENERGY CORPORATION
                           215 SOUTH STATE, SUITE 650
                           SALT LAKE CITY, UTAH 84111

                       -----------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 21, 2000

                       -----------------------------------


                     INFORMATION ABOUT THIS PROXY STATEMENT
                        AND VOTING AT THE ANNUAL MEETING

ABOUT THIS PROXY STATEMENT

     This Proxy Statement is being furnished to holders of shares of Common Stock of Crown Energy Corporation, a Utah corporation (the "Company"), by the Board of Directors of the Company. The Board of Directors is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on Wednesday, June 21, 2000, at 2:00 p.m., Mountain Standard Time, in the Paris A Room, 2nd Floor, of the Hotel Monaco, 15 West 200 South, Salt Lake City, Utah 84101 (including any adjournment or postponement thereof, the "Annual Meeting").

     This Proxy Statement sets forth information which you may wish to consider in order to vote intelligently at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed Proxy Card to vote your shares of Common Stock. Returning the Proxy Card will not affect your right to attend the Annual Meeting and vote since you may revoke the proxy at any time as described below.

     This Proxy Statement, the Notice of Annual Meeting of Shareholders, the Annual Report to Shareholders and the accompanying Proxy Card are first being mailed to shareholders of the Company on or about May 22, 2000.

VOTING BY PROXY

     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed Proxy Cards will be voted in accordance with the instructions indicated on such Proxy Cards. If no instructions are indicated, such shares will be voted:

     (1)  FOR the election of each of the three director nominees;

     (2) FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP to be the Company's independent accountants for the fiscal year ending December 31, 2000; and

     (3) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

REVOCABILITY OF PROXIES

     Completing and returning the enclosed Proxy Card will not affect your right to attend the Annual Meeting or to vote at the Annual Meeting. A shareholder who has executed and returned a Proxy Card, or otherwise granted a proxy, may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

RECORD DATE AND OUTSTANDING SHARES

     The Board of Directors has fixed the close of business on May 17, 2000 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only shareholders of record on the Record Date are entitled to notice of and to attend and vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 13,285,581 shares of Common Stock and 500,000 shares of $10 Class A Convertible Preferred Stock ("Preferred Stock").

SOLICITATION BY THE BOARD OF DIRECTORS

     This Proxy Statement is furnished, and solicitation of proxies hereunder is made, by the Board of Directors on behalf of the Company. Proxies are being solicited from the holders of the Company's Common Stock. The Proxy Cards accompanying this Proxy Statement, once completed, signed and returned, appoint the Chief Executive Officer and Secretary of the Company, or either of them, as proxies to vote all of the shares of Common Stock held by the shareholder. The Chief Executive Officer and Secretary of the Company both currently serve on the Board of Directors and the Chief Executive Officer is a nominee for election to the Board of Directors at the Annual Meeting.

     The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying Proxy Card and other materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of the Company's Common Stock held by such persons, and upon request the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

QUORUM REQUIREMENT

     A quorum is required to conduct any business at the Annual Meeting. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum. A Proxy Card submitted to the Company indicating an abstention will be counted as "represented" for the purpose of determining the presence or absence of a quorum. A broker non-vote, which is an indication by a broker that it does not have discretionary authority to vote on a particular matter, will not be treated as "represented" for quorum purposes.

VOTES REQUIRED

     The holders of record of shares of Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Under Utah corporate law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal. Accordingly, abstentions and broker non-votes will not be treated as votes cast against any matter considered at the Annual Meeting.

     With respect to the election of directors (Proposal #1), the Company's Articles of Incorporation do not provide for cumulative voting for the election of directors. Accordingly, the three (3) nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board of Directors.

     With respect to the ratification of the Company's independent accountants (Proposal #2), the votes cast in favor of the proposal must exceed the votes cast against the proposal.


                PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

     The Board of Directors is soliciting your vote with respect to each of the following proposals. The Company does not expect any other matters to be presented to shareholders at the Annual Meeting; however, if other matters are presented to shareholders and voted upon, your proxy will vote your shares with his best judgment. The Board of Directors recommends that you vote "FOR" each of the following proposals:


                                   PROPOSAL #1

                              ELECTION OF DIRECTORS

NUMBER AND ELECTION PROCEDURE

     At the Annual Meeting, three (3) directors of the Company (constituting the entire Board of Directors) will be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified, or until their earlier resignation or removal.

     Each of the nominees for director identified below is currently a director of the Company. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve as a director. However, in the event that any nominee is unwilling or unable to serve as a director, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors.

     The three (3) nominees receiving the highest number of votes at the Annual Meeting will be elected to the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS

     Certain information with respect to each nominee, including their ages, positions with the Company and any other positions, is set forth below:

     James A. Middleton, 64, currently serves as Chairman of the Board of Directors and has served as a director since February 1996. Mr. Middleton also served as Chief Executive Officer from December 1996 until he resigned from that position on April 16, 1999. Mr. Middleton was an Executive Vice President and director of Atlantic Richfield Co. from October 1987 to September 1994 and is presently a director of Texas Utilities Co.

     Jay Mealey, 43, has served as President and Chief Operating Officer and as a director of the Company since 1991. Mr. Mealey was appointed as Chief Executive Officer on April 16, 1999 and currently serves as Chief Executive Officer, President and Treasurer and as a director. Mr. Mealey has been actively involved in the oil and gas exploration and production business since 1978. Prior to employment with the Company, Mr. Mealey served as Vice President of Ambra Oil and Gas Company and prior to that worked for Belco Petroleum Corporation and Conoco, Inc. in their exploration divisions. Mr. Mealey is responsible for managing the day-to-day operations of the Company.

     Alexander L. Searl, 57, was appointed as Chief Operating and Financial Officer of the Company on June 4, 1999. The Board of Directors nominated and elected Mr. Searl to fill a vacancy on the Board of Directors on July 20, 1999. Prior to joining the Company, Mr. Searl was Senior Vice President and Chief Financial Officer of TheraTech, Inc., a publicly-held pharmaceutical drug delivery company. Prior to joining TheraTech, Mr. Searl was employed by American Stores Company, one of the nation's leading food and drug retailers, where he was Executive Vice President and Treasurer. He previously served 21 years in management positions of increasing responsibility with Hercules Incorporated, including several years as the international chemical manufacturer's corporate Vice President and Treasurer.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE ABOVE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The business of the Company is managed under the direction of its Board of Directors. The Board has responsibility for establishing broad corporate policies, for the overall performance of the Company and for the election and compensation of officers of the Company. The executive officers of the Company are in charge of the day to day affairs of the Company.

     As presently constituted, the Board of Directors has no functioning committees assuming any of the responsibilities of the Board. Thus, the Company has no standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. James A. Middleton is the only outside director serving or nominated to serve on the Board. There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

     The Board of Directors meets regularly during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when one or more important matters require Board action between scheduled meetings. The Board of Directors held four (4) meetings during 1999 and took action four (4) times by Unanimous Written Consent. All directors attended all of the Board meetings, either in person or via telephone conference.

     The Company has one outside director, James A. Middleton. All other directors are officers of the Company. Assuming shareholder approval and election of the slate of directors identified in Proposal #1, the Company's Board of Directors will continue to have one outside director, James A. Middleton, and two directors, Messrs. Mealey and Searl, who also serve as officers of the Company.

     The holder of the Company's Preferred Stock, in its discretion, is entitled to appoint 20% of the members of the Board of Directors. Additionally, the holder of the Company's Preferred Stock is entitled to appoint a non-voting, advisory director who may attend and be heard at Board of Directors meetings. As of the date of this Proxy Statement, the holder of the Company's Preferred Stock has not exercised either of such rights. In the event the holder of the Company's Preferred Stock determines to appoint a member of the Board of Directors, that person will serve as the fourth member of the Board of Directors with the three (3) nominees receiving the highest number of votes cast by the holders of Common Stock at the Annual Meeting.

     The Company does not presently offer any compensation to its directors for their service as members of the Company's Board of Directors (in other words, the Company does not pay an annual retainer, meeting fees or similar compensation to its directors). Directors, however, are reimbursed for their expenses in attending Board meetings and are not precluded from serving the Company in any other capacity and receiving compensation therefor.

     As disclosed to the Company, members of the Board of Directors, as presently constituted, beneficially own as a group 3,815,340 shares, or approximately 27% of the Company's outstanding Common Stock as of the Record Date, as determined in accordance with Rule 13d-3 of the Exchange Act. Accordingly, the beneficial ownership of the Board of Directors for purposes of the foregoing calculations includes 983,333 option shares exercisable within 60 days of the Record

Date but which were unexercised as of the Record Date. See "Security Ownership of Certain Beneficial Owners and Management."

     Further information about the nominees for election to the Company's Board of Directors may be found below in the section captioned "Additional Information About the Company and its Management."


                                   PROPOSAL #2

                    RATIFICATION OF SELECTION OF ACCOUNTANTS

     At the Annual Meeting, the shareholders of the Company will be asked to approve the Board's selection of Deloitte & Touche LLP ("Deloitte") as the Company's independent public accountants to audit the Company's financial statements for the 2000 fiscal year. Deloitte was engaged to be the independent accountants to audit and report on the financial statements of the Company for the fiscal year ended December 31, 1998, effective as of June 2, 1998.

     Deloitte's report on the financial statements of the Company for the fiscal year ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. However, Deloitte's report did express substantial doubt as to the Company's ability to continue its operations as a going concern.

     Prior to June 2, 1999, Pritchett, Siler & Hardy, P.C. ("Pritchett") served as the Company's independent accountants and performed the audit of and reported on the Company's fiscal year ended December 31, 1997. Pritchett's report on the financial statements of the Company for the fiscal year ended December 31, 1997, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 1997, and the period January 1, 1998 through June 2, 1998, there were no disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures or any reportable events. The decision to change accountants was approved by the Company's Board of Directors and Pritchett was dismissed effective as of June 2, 1998.

     Prior to engaging Deloitte, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. In addition, during the Company's fiscal year ended December 31, 1997, and during the period January 1, 1998 through June 2, 1998, neither the Company nor anyone acting on its behalf consulted with Deloitte with respect to any matters that were the subject of a disagreement (as defined in item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

     The Company does not anticipate that any representatives of Pritchett or Deloitte will be present at the Annual Meeting.

     While the Company is not legally required to submit its choice of independent auditors to shareholders for approval, the independent auditors fulfill an important function on behalf of the Company's shareholders by opining as to whether or not the Company's financial statements are prepared in accordance with generally accepted accounting principles and fairly present the Company's financial condition and results of operations. For that reason, the Board of Directors considers it important that its choice of independent auditors is presented to shareholders for ratification and the Board of Directors recommends that shareholders vote FOR the ratification of Deloitte as the Company's independent auditors. In the event shareholders do not vote to ratify the selection of Deloitte as the Company's independent auditors, the Board of Directors will consider whether to, and when, to engage new auditors, taking into account the vote of shareholders, the costs of such a change, the effect on the Company's operations, the familiarity with the Company's operations of Deloitte and any proposed replacement auditors, and such other factors it deems relevant.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF DELOITTE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2000 FISCAL YEAR.


                          ADDITIONAL INFORMATION ABOUT
                         THE COMPANY AND ITS MANAGEMENT

EXECUTIVE COMPENSATION

     The compensation of (1) James A. Middleton, who is currently the Chairman of the Board of Directors of the Company, (2) Jay Mealey, the Chief Executive Officer, President and Treasurer of the Company, (3) Alexander L. Searl, Chief Operating and Financial Officer of the Company, and (4) David McSwain, a Vice President of Crown Asphalt Products Company, a wholly-owned subsidiary (collectively, the "Named Officers"), is discussed in the following tables. No other executive officer of the Company earned compensation in excess of $100,000 in fiscal year 1999.

     SUMMARY COMPENSATION TABLE

     The following table contains information regarding compensation paid to the Company's Named Officers for the fiscal years listed.

=============================== ===================================================== ========================================
                                                ANNUAL COMPENSATION                            LONG TERM COMPENSATION
=============================== ===================================================== ========================================
  NAME AND PRINCIPAL POSITION                SALARY     BONUS ($)    OTHER ANNUAL          SECURITIES           ALL OTHER
                                  YEAR         ($)                 COMPENSATION ($)        UNDERLYING        COMPENSATION ($)
                                                                                        OPTIONS/SARS (#)
------------------------------- ---------- ------------ ---------- ------------------ --------------------- ------------------
James A. Middleton, Chief         1999              $0         $0                 $0                 75,000                  0
Executive Officer(1)              1998              $0         $0                 $0                 75,000                  0
                                  1997              $0         $0                 $0                      0                  0

------------------------------- ---------- ------------ ---------- ------------------ --------------------- ------------------


                                       7

------------------------------- ---------- ------------ ---------- ------------------ --------------------- ------------------
Jay Mealey, President and         1999        $207,974         $0         $8,400 (6)                450,000           $539 (5)
Chief Executive Officer(2)        1998        $155,000         $0         $48,539(4)                      0            $539(5)
                                  1997        $100,000    $56,250                 $0                450,000                  0

------------------------------- ---------- ------------ ---------- ------------------ --------------------- ------------------
Alexander L. Searl, Chief         1999        $108,687         $0                 $0                250,000                  0
Operating and Financial           1998             N/A        N/A                N/A                    N/A                N/A
Officer(3)                        1997             N/A        N/A                N/A                    N/A                N/A
------------------------------- ---------- ------------ ---------- ------------------ --------------------- ------------------
David McSwain, Vice President     1999        $105,844         $0                 $0                      0                  0
of Crown Asphalt Products         1998             (7)         $0                 $0                      0                  0
Company, a wholly-owned           1997             N/A        N/A                N/A                    N/A                N/A
subsidiary
------------------------------- ---------- ------------ ---------- ------------------ --------------------- ------------------

(1) Mr. Middleton, who currently serves as Chairman of the Board of Directors, resigned as Chief Executive Officer on April 16, 1999.

(2) Mr. Mealey was appointed as Chief Executive Officer on April 16, 1999.

(3) Mr. Searl was appointed as Chief Operating and Financial Officer on June 4, 1999.

(4) Includes non-cash compensation expense in the amount of $40,139 for Mr. Mealey recorded by the Company in connection with his exercise of options to acquire Company common stock. The foregoing sums represent the value of such options, generally determined by the difference between the fair market value of the stock subject to the options and the exercise price paid for the common stock. Mr. Mealey's amount also includes a car allowance of $8,400.

(5) Represents term life insurance paid for Mr. Mealey.

(6) Amount represents a car allowance of $8,400.

(7) Mr. McSwain did not receive compensation in excess of $100,000 in 1998.

     OPTION/SAR GRANTS TABLE

     The following table sets forth information with respect to individual grants of stock options made by the Company to the Named Officers during the fiscal year ended December 31, 1999. The Company did not grant any stock appreciation rights during the fiscal year ended December 31, 1999.

============================ ============== =================== =================== ============== ===========================
                               NUMBER OF    % OF TOTAL OPTIONS   EXERCISE OR BASE     EXPIRATION   POTENTIAL REALIZABLE VALUE
                               SECURITIES       GRANTED TO         PRICE ($/SH)        DATE FOR    AT ASSUMED ANNUAL RATES OF
            NAME               UNDERLYING      EMPLOYEES IN                          OPTION TERM    STOCK PRICE APPRECIATION
                                OPTIONS         FISCAL YEAR                                              FOR OPTION TERM
                              GRANTED (#)                                                               5%            10%
============================ ============== =================== =================== ============== ===========================
James A. Middleton (2)           75,000             10%                $1.13           2/06/03         $18,264      $39,332
Jay Mealey                      450,000             58%                 $.38 (1)      10/31/09        $107,541     $272,530


                                       8

Alexander L. Searl (3)          250,000             32%           $1.00 per share       6/3/09        $157,224     $398,436
============================ ============== =================== =================== ============== ===========================

(1) Effective November 1, 1999 the Company granted options to purchase 450,000 shares to Mr. Mealey as partial consideration for the First Amendment to Employment Agreement. See "Employment Contracts" below. The exercise price of $.38 per share was set at the average bid price of the stock for the three months preceding and following the effective date of the Amendment.

(2) Granted as of February 6, 1999 as required under Mr. Middleton's Employment Agreement, which terminated on February 6, 1999.

(3) On June 4, 1999, the Company granted options to acquire 250,000 shares to Alexander L. Searl. See "Certain Relationships and Related Transactions" below.

   AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

     The following table contains information regarding the fiscal year-end value of unexercised options held by the Named Officers. The aggregate value of the options was calculated using the average bid and asked price for the Company's Common Stock on December 31, 1999.

========================= ================= =============== ================================== ==================================
                                                             NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-MONEY
                                                               UNEXERCISED OPTIONS/SARS AT      OPTIONS/SARS AT FISCAL YEAR END
                                                                     FISCAL YEAR END                          ($)
                                                                           (#)
                                                            ================================== ==================================
                           SHARES ACQUIRED       VALUE
          NAME             ON EXERCISE (#)    REALIZED ($)
                                                            EXERCISABLE       UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
========================= ================= =============== ================================== ==================================
James A. Middleton                0                0        450,000                   0               $0                  $0
Jay Mealey                        0                0        150,000                750,000(1)         $0                  $0
Alexander L. Searl                0                0         83,333                166,667(2)         $0                  $0
========================= ================= =============== ================================== ==================================


(1) Represents six tranches of 150,000 options granted in two separate grants to Mr. Mealey in November, 1997 and November, 1999. The first tranche of options vested on November 1, 1997, but is not exercisable until the average offer price of the Company's Common Stock equals or exceeds $2.00 per share for thirty days. The second tranche of options vested on November 1, 1998, provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average offer price of the Company's Common Stock equals or exceeds $3.00 per share for thirty days. The third tranche of options vested on November 1, 1999, provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average offer price of the Company's Common Stock equals or exceeds $4.00 per share for thirty days. The fourth tranche of options will vest on May 1, 2001, provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.00 per share for thirty days. The fifth tranche of options vests on May 1, 2002, provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.30 per share for thirty days. The sixth tranche of options vests on May 1, 2003, provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.69 per share for thirty days.

(2) Represents two tranches of 83,333 options each and one tranche of 83,334 options granted in a single grant to Mr. Searl on June 4, 1999. The first tranche of options will vest on May 16, 2000. The second tranche of options will vest on May 16, 2001, provided that Mr. Searl is employed by the Company, but will not be exercisable until the average offer price of the Company's Common Stock equals or exceeds $1.30 per share for thirty days. The third tranche of options will vest on May 16, 2002, provided that Mr. Searl is employed by the Company, but will not be exercisable until the average offer price of the Company's Common Stock equals or exceeds $1.69 per share for thirty days.

EMPLOYMENT CONTRACTS

     On January 26, 1996, the Company entered into an employment agreement with James A. Middleton, who currently serves as the Chairman of the Board of the Company and formerly served as its former Chief Executive Officer. Mr. Middleton's employment agreement terminated on February 6, 1999. The agreement provided for a base salary equal to five percent of the Company's net profits from operations before depletion, depreciation, tax credits and amortization, but after interest on debt, with a salary cap of $1,000,000 per calendar year. Under his employment agreement, Mr. Middleton was granted options to purchase 300,000 shares of the Company's Common Stock at an exercise price of $.66 per share pursuant to the employment agreement. Mr. Middleton was also granted, on February 6, 1998 and 1999, additional options to purchase 75,000 shares of the Company's Common Stock (when combined, these options allow Mr. Middleton to acquire 150,000 shares of Common Stock).

     On November 1, 1997, the Company entered into an employment agreement with Jay Mealey, the Company's Chief Executive Officer, President and Treasurer. Mr. Mealey's employment agreement was originally set to expire on December 31, 2000. However, the Board has approved an amendment of Mr. Mealey's employment agreement extending its term until December 31, 2003. The employment agreement provided for an initial base salary of $150,000, which amount was increased to $180,000 on November 1, 1998 and was further increased to $210,000 on November 21, 1999. Thereafter, the agreement increases each subsequent year by 20% per annum effective as of January 1 of each successive year beginning January 1, 2001. In addition to the base salary, Mr. Mealey is entitled to compensation bonuses based on (1) the Company's earnings per share and (2) the price of the Company's Common Stock. Mr. Mealey is also eligible to receive a discretionary bonus each fiscal year during the term or renewed terms of the agreement in amounts determined by the Board of Directors of the Company in its sole discretion. Under the terms of the employment agreement, Mr. Mealey was also issued options pursuant to the Company's Long Term Equity-Based Incentive Plan to purchase 450,000 shares of the Company's Common Stock at an exercise price of $1.62 per share. The options vest in three equal tranches. The first tranche of options to purchase 150,000 shares vested on November 1, 1997, the second tranche of 150,000 options vested on November 1, 1998 and the final tranche vests on November 1, 1999. None of the options, however, can be exercised until the offer price of the Company's Common Stock, for thirty days, equals or exceeds $2.00 per share with respect to the first tranche of options, $3.00 per share with respect to the second tranche and $4.00 per share with respect to the final tranche.

     Jay Mealey's employment agreement was amended to extend the term of his employment until December 31, 2003. Additionally, the amendment provided that the compensation bonus payable to Mr. Mealey, based upon increases in the average share price of the Company's common stock over the preceding year's base price (and, for purposes of such calculation, the base price automatically increases each year). Additionally, the amendment granted Mr. Mealey additional options to acquire 450,000 shares of Company common stock at an exercise price equal to the average bid price for the three months immediately preceding and immediately following the effective date of the amendment, November 1, 1999. The exercise price under that formula has been determined to be $.38 per share. The options vest in three equal tranches: (1) options to acquire 150,000 shares will vest on May 1, 2001 provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.00 per share for thirty days; (2) options to acquire the second tranche of 150,000 shares will vest on May 1, 2002 provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.30 per share for thirty days; and (3) options to acquire the third tranche of 150,0000 shares will vest on May 1, 2003 provided that Mr. Mealey is employed by the Company, but will not be exercisable until the average ask price of the Company's Common Stock equals or exceeds $1.69 per share for thirty days.

     Mr. Mealey's employment agreement is terminable upon his death or disability, terminable for cause and terminable by Mr. Mealey for Good Reason (as defined in the Employment Agreement) following a Change of Control (as defined in the Employment Agreement). If terminated for "cause" as defined in the Employment Agreement, Mr. Mealey is not entitled to receive compensation or benefits beyond that which has been earned or has vested on the date of termination. If terminated by Mr. Mealey's death or disability, Mr. Mealey's legal representatives or beneficiaries are entitled to receive continued payments in an amount equal to 70% of his base salary in effect at the time of his death or disability until the end of the term of the Employment Agreement or for a period of twelve months, whichever is longer, plus a prorated amount of any Bonus payable under the Employment Agreement. In the event of the termination of Mr. Mealey's employment without cause or upon termination of employment by Mr. Mealey for Good Reason following a Change of Control, Mr. Mealey is entitled to payment of his unpaid base salary, plus a lump sum payment equal to three times the sum of his base salary and bonuses. Further, all options granted to Mr. Mealey vest and become fully exercisable and, at Mr. Mealey's option, can be surrendered to the Company for cash in an amount equal to the fair market value of a share of the Company's common stock minus the exercise price of the option times the number of options surrendered. Mr. Mealey is also entitled to receive any and all fringe benefits offered to employees of the Company for a certain period of time. In addition, if the benefit payments are subject to excise taxes, the Company is required to pay Mr. Mealey an amount sufficient to cover such taxes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of April 21, 2000, to the extent known to the Company, (i) each executive officer of the Company, (ii) each director of the Company, (iii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of any class of the Company's stock, and (iv) all directors and officers as a group.


                      NAME AND ADDRESS (1)                          NUMBER OF SHARES        PERCENTAGE OF CLASS (2)
                                                                   BENEFICIALLY OWNED
   COMMON STOCK
   Sundance Assets, L.P. (3)                                          4,602,069 (4)                 26.19%
   Jay Mealey                                                         2,637,699 (5)                 19.20%
   Richard S. Rawdin                                                    589,308                      4.44%
   James A. Middleton                                                   505,000 (6)                  3.68%
   Alexander L. Searl                                                    83,333 (7)             (less then 1%)
   Executive Officers and Directors as Group
   (Messrs. Mealey, Rawdin, Middleton and Searl)                        3,815,340                   26.74%
   =========================================================== =========================== =========================

     (1) The address for Sundance Assets, L.P. is 1400 Smith Street, Houston, Texas, 77002. The address for Messrs. Middleton, Mealey, Rawdin and Searl is c/o Crown Energy Corporation, 215 South State, Suite 650, Salt Lake City, Utah 84111.

     (2) Based on 13,285,581 shares of the Company's Common Stock issued and outstanding on April 21, 2000. Under Rule 13d-3 of the Exchange Act, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding.

     (3) Sundance Assets, L.P., a Delaware limited partnership ("Sundance"), is a controlled affiliate of Enron Corp., an Oregon corporation. The general partner of Sundance is Ponderosa Assets, L.P., a Delaware limited partnership ("Ponderosa") and wholly-owned subsidiary of Enron Corp. and certain of it subsidiaries. The general partner of Ponderosa is Enron Ponderosa Management Holdings, Inc., a Delaware corporation ("EPMH") and wholly-owned subsidiary of Enron Corp. Because of its control of Ponderosa, EPMH and Sundance, Enron Corp. may be deemed to be the beneficial owner of all securities of the Company beneficially owned by Sundance. However, Enron Corp., Ponderosa and EPMH disclaim beneficial ownership of all such securities of the Company.

     (4) Includes 317,069 shares of Company common stock issued to Sundance on February 2, 1999, and 4,285,000 common stock shares issuable upon exercise of 500,000 shares of the Company's $10 Class A Convertible Preferred Stock (which are convertible into shares of the Company's Common Stock at the rate of 8.57 shares of common stock for each share of preferred stock, subject to adjustment as set forth in the Certificate of Designations of the Class A Preferred Stock).

     (5) Includes 2,077,699 shares owned directly by Mr. Mealey, 450,000 shares underlying options to acquire common stock exercisable within 60 days, and 110,000 shares gifted by Mr. Mealey to Glenn Mealey as custodian for Mr. Mealey's children, Cameron and Andrew Mealey. Mr. Mealey expressly disclaims beneficial ownership of the shares held by Glenn Mealey.

     (6) Includes 450,000 shares underlying options to acquire common stock which are exercisable within 60 days.

     (7) Mr. Searl holds options to acquire 250,000 shares of common stock. However, only 83,333 of the options are exercisable within 60 days and therefore Mr. Searl is not deemed the beneficial owner of the remaining 166,667 underlying common stock shares for purposes of Rule 13d-3 of the Exchange Act or this table.

CHANGE IN CONTROL CONTRACTS

     In November 1997, the Company entered into an Employment Agreement with Mr. Jay Mealey which contains "change of control" provisions providing for the payment of compensation and benefits upon the Company's termination of Mr. Mealey's employment without cause or termination by Mr. Mealey for Good Reason (as defined in that agreement). The change of control terms of Mr. Mealey's contract are more fully discussed above in Item 11. "Executive Compensation--Employment Contracts." The Company's Long Term Equity-Based Incentive Plan ("Plan") also contains change-in-control provisions. Specifically, the Plan provides that upon a change-in-control as defined in the Plan, that all options issued pursuant to the Plan will automatically vest and all periods or conditions of restriction will be deemed to have been completed or fulfilled, as the case may be.

     In addition, Jay Mealey, the Company's Chief Executive Officer and President, has entered into a Right to Co-Sale Agreement (the "Co-Sale Agreement") with Enron Capital and Trade Resources Corp. ("ECT"), a subsidiary of Enron Corp., which is affiliated with and controls Sundance, the holder of the Company's Preferred Stock. Under the Co-Sale Agreement, Mr. Mealey agreed not to sell any securities of the Company which he owns, or any interests in such securities, to any person for a period of five years except in accordance with the terms of the Co-Sale Agreement which generally requires that upon receipt of a bona fide offer to purchase more than 50% of the shares of the Company's stock held by Mr. Mealey or more than 50% of the outstanding securities of the Company, Mr. Mealey shall give ECT notice of the offer and an opportunity to sell all or a pro-rata portion of the shares of the Company's stock held by ECT. The sale of 50% or more of the shares held by Mr. Mealey together with the sale of a similar number of the shares held by ECT could result in a change in control of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors and certain shareholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission"). Such persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that its executive officers and directors timely filed all required reports except as follows. The Company's Chief Executive Officer, President and Treasurer of the Company failed to timely file a report disclosing his financial interest in options which will be granted by the Company as required pursuant to the November 1, 1999 amendment to his Employment Agreement. See "Employment Contracts" above. The Company understands that Mr. Mealey has since filed a report with the Commission correcting this oversight.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective as of January 2, 1998, the Chief Executive Officer, President and Treasurer of the Company, Jay Mealey, and the Vice President and Secretary of the Company, Richard Rawdin, both of whom are also directors of the Company, executed non-recourse promissory notes in the amounts of $319,583 and $229,583, respectively, as consideration for the purchase of shares of Common Stock of the Company through the exercise of options previously granted to each of them. The notes accrue interest at an adjustable rate of interest equal to the prime rate of interest as published by the Wall Street Journal on the first business day of each calendar quarter, although interest payments are not required under the notes until such time as principal is due and payable. Each note is payable on a pro rata basis upon the sale of the underlying stock securing repayment thereof or January 2, 2003, whichever occurs first. The notes are secured by respective stock pledge agreements granting the Company a security interest in the shares of stock purchased upon the exercise of the options.

     The Company owns a minority interest in Crown Asphalt Ridge, L.L.C., a Utah limited liability company ("Crown Ridge"), which is developing an asphalt oil-sand production facility at Asphalt Ridge near Vernal, Utah. Crown Asphalt Corporation, a wholly-owned subsidiary of the Company, manages, supervises and conducts the operations of Crown Ridge pursuant to an Operating and Management Agreement. Jay Mealey, the Company's Chief Executive Officer, President and Treasurer, serves on the Management Committee of Crown Ridge. Mr. Mealey is compensated by the Company as described elsewhere herein and is not compensated by Crown Ridge for such services.

     The Company owns a majority interest in Crown Asphalt Distribution, L.L.C., a Utah limited liability company ("Crown Distribution") which owns certain asphalt terminals through which it produces, processes, markets, distributes and sells asphalt products. Crown Asphalt Products Company, a wholly-owned subsidiary of the Company, manages, supervises and conducts the operations of Crown Distribution pursuant to an Operating and Management Agreement. Jay Mealey, the Company's Chief Executive Officer, President and Treasurer and a director of the Company, and Alexander L. Searl, the Company's Chief Operating and Financial Officer, both serve on the Management Committee of Crown Distribution. Messrs. Mealey and Searl are compensated by the Company and are not compensated by Crown Distribution for such services.

     During 1998, the Company issued 300,000 shares of its common stock at the price of $1.34 per share to Asphalt Ridge, L.P. as consideration for the Company's purchase of a 2.5% net profits interest in the Asphalt Ridge oil sands reserves being developed by Crown Ridge. Certain owners of Asphalt Ridge, L.P. own shares of the Company's common stock, although such interests in the aggregate are believed to be less than 5%.

     Alexander L. Searl was appointed Chief Operating and Financial Officer on June 4, 1999. Mr. Searl is currently a member of the Board of Directors and is nominated for election to the Board of Directors at the Annual Meeting. In connection with his employment, Mr. Searl was granted options to acquire 250,000 shares of Company common stock at an exercise price of $1.00 per share. The first tranche of options vested on May 16, 2000 provided that Mr. Searl is employed by the Company through that date. The second tranche of options will vest on May 16, 2001; provided that Mr. Searl is employed by the Company through that date, but will not be exercisable unless the average offer price of the Company's Common Stock has equaled or exceeded $1.30 per share for any thirty day period after the date of grant. The third tranche of options will vest on May 16, 2002; provided that Mr. Searl is employed by the Company through that date, but will not be exercisable unless the average offer price of the Company's Common Stock has equaled or exceeded $1.69 per share for any thirty day period after the date of grant.

                              SHAREHOLDER PROPOSALS

     The Company intends to hold its 2001 Annual Meeting on or around June 20, 2001. To be considered for inclusion in the Company's proxy materials for its 2001 Annual Meeting, a shareholder proposal, in addition to compliance with applicable Securities and Exchange Commission rules and regulations, must be received in writing by the Company, at its principal office, no later than April 13, 2001. Unless written notice of a shareholder proposal is received at the Company's principal office on or before April 13, 2001, information regarding the proposal will not be included in the Company's proxy materials and the Company's proxies will have discretionary voting authority regarding any such proposal. All such proposals should be transmitted to the Company by Certified United States Mail, with return receipt requested.

                                  OTHER MATTERS

     The Company knows of no other matters that will be presented at the Annual Meeting of Shareholders. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named as proxies on the Proxy Cards to vote all shares of Common Stock represented by such Proxy Cards in accordance with the directions of the present Board of Directors.

                             ADDITIONAL INFORMATION

     With this Proxy Statement, the Company is providing a copy of its Annual Report on Form 10-K for the period ended December 31, 1999 to persons from whom a Proxy is solicited. If specifically requested, the Company will also provide such persons with a copy of any or all exhibits to the Form 10-K, upon payment of the Company's reasonable expenses incurred in furnishing such exhibits. Written or verbal requests for such information should be directed to the Corporate Secretary, Crown Energy Corporation, 215 South State, Suite 650, Salt Lake City, UT 84111, (801) 537-5610.

PROXY
CROWN ENERGY CORPORATION
215 South State Street, Suite 650, Salt Lake City, UT 84111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of CROWN ENERGY CORPORATION (the "Company") hereby appoints the Chief Executive Officer and the Corporate Secretary of Crown Energy Corporation, or either of them, as proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of the Company held by the undersigned at the annual meeting of stockholders of the Company to be held on June 21, 2000, at 2:00 p.m., Mountain Standard Time, in the Paris A Room, 2nd Floor of the Hotel Monaco, 15 West 200 South, Salt Lake City, Utah 84101, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS WITH RESPECT TO THE FOLLOWING MATTERS PROPOSED BY THE COMPANY.

PROPOSAL 1 -- ELECTION OF DIRECTORS:
    (__) FOR all three nominees listed below.
    (__) WITHHOLD AUTHORITY to vote for all three nominees for director listed below.
    (__) FOR all three nominees for director listed below, except WITHHOLD
         AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.

             Nominees:  James A. Middleton, Jay Mealey and  Alexander L. Searl

PROPOSAL 2 -- APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY.
         (__)  FOR         (__)  AGAINST        (__)  ABSTAIN

OTHER MATTERS- IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS OF SUCH MEETING.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE NOMINEES OF THE BOARD OF DIRECTORS IN THE ELECTION OF DIRECTORS AND "FOR" ALL OTHER PROPOSALS. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH AND THE ANNUAL REPORT AND HEREBY RATIFIES ALL THAT THE SAID DIRECTORS AND PROXIES MAY DO BY VIRTUE HEREOF.


                                   Dated:_________________________________, 2000
                                                                 (Complete Date)


                                   ---------------------------------------------
                                              (Stockholder's Signature)


                                   ---------------------------------------------
                                              (Stockholder's Signature)

NOTE: Please mark, date and sign this proxy card and return it in the enclosed envelope to the address on the reverse side of this card. Please sign your name as it appears on the label. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.